Exhibit 99.1

Advanced Disposal Services, Inc. Stockholders Approve Revised Terms of Acquisition
by Waste Management, Inc.

PONTE VEDRA, Fla. (August 25, 2020) — Advanced Disposal Services, Inc. (“Advanced Disposal” or the “Company”) (NYSE: ADSW) announced that at a virtual special meeting of stockholders held earlier today, the Company’s stockholders voted to adopt the amended merger agreement pursuant to which the Company would be acquired by an indirect, wholly-owned subsidiary of Waste Management, Inc. (“Waste Management”) in an all-cash transaction, which was first announced on April 15, 2019.

67,303,849 shares voted at the special meeting were voted in favor of the proposal to adopt the amended merger agreement, representing over 74% of the outstanding shares of Advanced Disposal’s common stock entitled to vote at the special meeting. The Company will file the final vote results with the Securities and Exchange Commission on a Form 8-K.

Under the terms of the amended merger agreement, Advanced Disposal stockholders will be entitled to receive $30.30 per share in cash upon completion of the merger, which remains subject to the satisfaction of customary closing conditions.

The transaction is expected to close by the end of the third quarter of 2020. Upon closing of the transaction, Advanced Disposal common stock will be de-listed from the New York Stock Exchange and de-registered under the Securities Exchange Act of 1934, as amended.

About Advanced Disposal

Advanced Disposal (NYSE: ADSW), based in Ponte Vedra, Florida, is the fourth largest solid waste company in the U.S. and provides integrated, non-hazardous solid waste collection, recycling and disposal services to residential, commercial, industrial, and construction customers across 16 states and the Bahamas. To learn more information about Advanced Disposal, visit www.AdvancedDisposal.com.

About Waste Management

Waste Management, based in Houston, Texas, is the leading provider of comprehensive waste management environmental services in North America. Through its subsidiaries, Waste Management provides collection, transfer, disposal services, and recycling and resource recovery. It is also a leading developer, operator and owner of landfill gas-to-energy facilities in the United States. Waste Management’s customers include residential, commercial, industrial, and municipal customers throughout North America. To learn more information about Waste Management, visit www.wm.com or www.thinkgreen.com.

Contact:

Matthew Nelson
Advanced Disposal
(904) 737-7900, Matthew.Nelson@AdvancedDisposal.com

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions or the negative thereof. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the Merger (as defined below), including the risks that (a) the Merger may not be consummated within the anticipated time period, or at all, (b) the parties may fail to secure the termination or expiration of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (c) other conditions to the consummation of the Merger under the Agreement and Plan of Merger, dated as of April 14, 2019 as amended by Amendment No. 1 thereto, dated as of June 24, 2020, as may be further amended from time to time (the “Amended Merger Agreement”), by and among Advanced Disposal, Waste Management, and Everglades Merger Sub Inc., pursuant to which Everglades Merger Sub Inc. will merge (the “Merger”) with and into Advanced Disposal, and Advanced Disposal will continue as the surviving company and an indirect, wholly-owned subsidiary of Waste Management may not be satisfied; (2) the effects that any termination of the Amended Merger Agreement may have on the Company or its business, including the risks that (a) the Company’s stock price may decline significantly if the Merger is not completed, (b) the Amended Merger Agreement may be terminated in circumstances requiring the Company to pay Waste Management a termination fee, or (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the Merger; (3) the effects that the announcement or pendency of the Merger may have on the Company and its business, including the risks that as a result (a) the Company’s business, operating results or stock price may suffer, (b) the Company’s current plans and operations may be disrupted, (c) the Company’s ability to retain or recruit key employees may be adversely affected, (d) the Company’s business relationships (including, customers and suppliers) may be adversely affected, or (e) the Company’s management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the Amended Merger Agreement places on the Company’s ability to operate its business, return capital to stockholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against the Company and others; (6) the risk that the Merger and related transactions may involve unexpected costs, liabilities or delays; (7) other economic, business, competitive, legal, regulatory, and/or tax factors, including the scope and duration of the COVID-19 (coronavirus) pandemic and actions taken by governmental authorities in response thereto and the significant market disruption caused by the COVID-19 (coronavirus) pandemic and its impact on the businesses, operations and financial conditions of the Company and Waste Management; and (8) other factors described under the heading “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 as updated or supplemented by subsequent reports that the Company has filed or files with the U.S. Securities and Exchange Commission. Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company does not assume any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.